Exhibit 21.1
List of Subsidiaries of the Company (1)

AccuMED Corp. (Delaware)	Lear Corporation GmbH (Germany)
AccuMED Holdings Corp. (Delaware)	Lear Corporation Gothenburg AB (Sweden)
Autotech Fund II, L.P. (Delaware) (3.33%)	Lear Corporation Holding Spain S.L. (Spain)
Bauerhin-Elektro-Warme GmbH (Germany)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Ingenierie, S.A.S. (France)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Italia S.r.l. (Italy)
Beijing Lear Hyundai Transys Co., Ltd. (China) (50%)	Lear Corporation Japan K.K. (Japan)
CelLink Corporation (Delaware) (3.18%)	Lear Corporation Jarny, S.A.S. (France)
Changchun Lear FAWSN Automotive Electrical Co., Ltd. (China) (69%)	Lear Corporation Loire, S.A.S. (France)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Martorell, S.L. (Spain)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Meknes S.a.r.l., AU (Morocco)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa China Ltd. (China)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Pontevedra, S.L. (Spain)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France Feignies S.A.S. (France)
Evolved by Nature Inc. (Delaware) (3.32%)	Lear Corporation Seating France S.A.S. (France)
EXO Technologies Ltd. (Israel)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Gill Industries of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation Spain Alava, S.L. (Spain)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation Sweden AB (Sweden)
Guilford Europe Limited (United Kingdom)	Lear Corporation Tunisia S.u.a.r.l. (Tunisia)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation UK Holdings Limited (United Kingdom)
HB Polymer Company, LLC (Delaware) (10%)	Lear Corporation Valenca, Unipessoal, Lda. (Portugal)
HG tronic, spol. s.r.o. (Czech Republic)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
I.G. Bauerhin GmbH (Germany)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
IGB Automotriz S. de R.L. de C.V. (Mexico)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (25.5%)
IGB Automotive comp d.o.o. (Serbia)	Lear East European Operations S.a.r.l. (Luxembourg)
IGB Automotive Ltd. (Canada)	Lear EEDS and Interiors, LLC (Delaware)
IGB Automotive Tianjin Ltd. (China)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
IGB Automotive Vietnam Co., Ltd. (Vietnam)	Lear European Holding S.L. (Spain)
Industrias Lear de Argentina SrL (Argentina)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Insys - Interior Systems SA (Argentina) (5%)	Lear Global Technology Corporation France (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Technology Corporation Germany (Delaware)
Lear Thermal Comfort Systems Mexico, S. de R.L. de C.V.(Mexico)	Lear Global Technology Corporation Spain (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Technology Corporation UK (Delaware)
Lear (China) Holding Limited (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear India Engineering, LLC (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear India Engineering, LLP (India)
Lear (Suining) Automotive Electrical Co., Ltd. (China)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive EEDS Honduras, S. de R.L. de C.V. (Honduras)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear LLC (Russia)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive India Private Limited (India)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Philippines Engineering, LLC (Delaware)

Exhibit 21.1
List of Subsidiaries of the Company (1)
(Continued)

Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Morocco S.a.r.l.a.u (Morocco)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Parts (Jining) Co., Ltd (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Systems (Changshu) Co., Ltd. (China)	Maniv Mobility II A, LP (Delaware) (7%)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Systems (Jiaxing) Co., Ltd. (China)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	MSeat Inc. (Korea) (0.186%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Navmatic, Inc. (Delaware) (22.16%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	PT Lear Automotive Indonesia (Indonesia)
Lear China Engineering, LLC (Delaware)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (Mauritius) Limited (Mauritius)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation (Nottingham) Limited (United Kingdom)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation (UK) Limited (United Kingdom)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation (Vietnam) Limited (Vietnam)	Shenyang Jinbei Lear Auto Parts Co., Ltd. (China) (50%)
Lear Corporation Ara, S.L. (Spain)	Shenyang Jinbei Lear Automotive Seating Co., Ltd. (China) (49%)
Lear Corporation Ardasa, S.L. (Spain)	Shenyang Lear Jinbei Automotive Systems Co., Ltd. (China) (51%)
Lear Corporation Asientos S.L. (Spain)	Shenzhen Lear Shinry Electric Control Technology Co., Ltd. (China) (49%)
Lear Corporation Belgium B.V. (Belgium)	Silk Medical Aesthetics, Inc. (Delaware) (3.32%)
Lear Corporation Beteiligungs GmbH (Germany)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation Canada Ltd. (Canada)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (24.5%)
Lear Corporation China Ltd. (Mauritius)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Techstars Corporate Partners 2017 LLC (Delaware) (0.6229%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Thagora Technology S.r.L. (Romania)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Trucks Venture Fund 2, LP (Delaware) (9.52%)
Lear Corporation Engineering GmbH (Germany)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering Hungary Kft. (Hungary)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering Italy S.r.l. (Italy)	Wuhu Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Engineering Morocco S.a.r.l.a.u (Morocco)	Xevo Inc. (Delaware)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Xevo Japan, LLC (Delaware)
Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)	Xevo K.K. (Japan)
Lear Corporation Engineering Spain S.L. (Spain)	Yangzhou Lear Hulane Automotive Parts Trading Co. Ltd. (China) (60%)
Lear Corporation France S.A.S. (France)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
(1) All subsidiaries are wholly owned unless otherwise indicated.